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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-4 (File No. 333-43691) of our report dated February 21, 1997, except for Note 13 as to which the date is June 30, 1997, on our audits of the consolidated financial statements of Kevco, Inc. as of December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."

/s/ Coopers & Lybrand L.L.P.

Fort Worth, Texas

January 21, 1998